Exhibit 99.1

Media Contact:

Marne Oberg

Analysts International Corporation

952.838.2867

moberg@analysts.com

Analysts International Corporation Reports 2011 Third Quarter Financial Results

•    Revenues were $28.9 million, a 10.9% increase from the 2010 third quarter

•    Net income was $1.8M, a $1.2M increase over 2010 third quarter

•    Margins improved 250 basis points from the 2010 third quarter

•    Selling, administrative and other operating costs decreased by $0.4 million, or 6.6%, from the 2010 third quarter

•    $5.8 million in cash with no amounts outstanding under the Company’s credit facility

MINNEAPOLIS — November 3, 2011 — Analysts International Corporation (AIC) (Nasdaq: ANLY), an information technology services company, today announced financial results for the 2011 third quarter which ended October 1, 2011.

AIC reported 2011 third quarter revenue of $28.9 million as compared to 2010 third quarter revenue of $26.0 million. AIC reported a 2011 third quarter net income of $1.8 million, or $0.36 per share, as compared to a 2010 third quarter net income of $0.6 million, or $0.12 per share. The 2010 third quarter net income included the net reversal of certain restructuring obligations previously recorded of $0.5 million, or $0.10 per share.

“I am pleased with our third quarter results,” said Brittany McKinney, President and CEO. “We remain on track to achieve our profitability goals for the year and will continue making the investments necessary to drive future growth.”

2011 Third Quarter and Year-to-Date Review

Our revenues increased $2.8 million, or 10.9%, in the third quarter of 2011 compared to the third quarter of 2010, and by $0.7 million, or 0.8%, for the first nine months of fiscal 2011, when compared to the comparable periods of 2010. Adjusting for the exit from a non-core line of business in 2010, revenue increased 1.4% from the first nine months of fiscal 2010. There were 63 billing days in both of the reported periods.

In the third quarter of 2011, gross margins were $7.2 million, or 25.0%, as compared to $5.9 million, or 22.5% in the third quarter of 2010. In the first nine months of fiscal 2011, gross margins were $19.7 million, or 24.0%, as compared to $17.5 million, or 21.5% in first nine months of fiscal 2010. The increase in gross margins as a percent of revenue primarily reflects the impact of implementing our strategy of evolving our mix of business and a decrease in our benefit costs.

Selling, general and other administrative expenses declined by $0.4 million in the third quarter of 2011, when compared to the third quarter of 2010, and by $2.4 million in the first nine months of fiscal 2011, when compared to the first nine months of fiscal 2010. The decrease in SG&A expense is primarily the result of personnel and related cost reductions, lower benefit costs and previously implemented general expense reductions.

The Company’s lack of any significant income tax expense reflects the utilization of our net operating loss carryforwards to offset taxable income. We currently have $25.5 million of operating loss carryforwards available to offset future federal and state taxes.

For the first nine months of fiscal 2011, we generated cash from operations of $2.6 million compared to $1.0 million in the first nine months of fiscal 2010. As of October 1, 2011, we had a cash balance of $5.8 million and no borrowings from our $15 million credit facility.

Third Quarter 2011 Conference Call

AIC will host a conference call on Friday, November 4 at 10 a.m. CT to discuss the third quarter 2011 financial results. Participants may access the call by dialing 1.888.364.3104, or 1.719.325.2245 for international participants, and using access code 7579240. Live audio of the conference may also be accessed via the Internet at www.analysts.com, where it will be archived for 90 days following completion of the conference call. Interested parties can also hear a replay of the call from 1 p.m. CT on November 4, 2011, through 1 p.m. CT on November 11, 2011, by calling 1.888.203.1112, or 1.719.457.0820 for international callers, and using access code 7579240.

About Analysts International Corporation

Analysts International Corporation (AIC) is an IT services firm fully dedicated to the success and satisfaction of its clients. From IT staffing to project-based solutions, AIC provides a broad range of services designed to help businesses and government agencies drive value, control costs and deliver on the promise of a more efficient and productive enterprise. The Company offers a flexible, collaborative approach; clear industry perspective; and the breadth, scale and experience to deliver results. For more information, visit www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements reflecting management’s current forecast of certain aspects of the Company’s future. These statements are made within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release (or during the conference call referred to herein) by the Company or its President and CEO Brittany McKinney, regarding, for instance: Current expectations as to future financial performance, AIC’s ability to execute against its strategic plan, management’s beliefs with respect to its ability to manage its business, increase revenues, maintain profitability, achieve industry standard gross profit margin rates, build cash and return value to its shareholders, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed, but which by its nature are dynamic and subject to rapid and even abrupt changes. As such, results may differ materially in response to changes in this information. Forward-looking statements include statements expressing the intent, belief or current expectations of AIC and members of our management team and involve certain risks and uncertainties, including (i) the risk that management may not fully or successfully implement its business plan or maintain profitability in the future; (ii) the risk that AIC will not be able to realize the benefits of its investments or exploit other opportunities of the business in a timely manner or on favorable terms; (iii) prevailing market conditions in the IT services industry, including intense competition for billable technical personnel at competitive rates, strong pricing pressures from many of our largest clients and difficulty in identifying, attracting and retaining qualified billable technical personnel; (iv) potentially incorrect assumptions by management with respect to the financial effect of prior cost reduction initiatives and current strategic decisions; and (v) other economic, business, market, financial, competitive and/or regulatory factors affecting AIC’s business generally, including those set forth in AIC’s filings with the SEC. You are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release and conference call. Such forward-looking statements should be read in conjunction with the Company’s filings with the SEC. AIC assumes no responsibility to update the forward-looking statements contained in this release.

(Financials follow)

Analysts International Corporation

Consolidated Statements of Operations

(unaudited)

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
(In thousands, except per share amounts)	2011	2010	2011	2010

Revenues	$28,876	$26,049	$82,023	$81,347
Cost of revenues	21,659	20,187	62,349	63,856
Gross profit	7,217	5,862	19,674	17,491

Selling, administrative and other operating costs	5,389	5,772	16,845	19,209
Restructuring costs and other severance related costs	23	(482)	769	(300)
Total operating expenses	5,412	5,290	17,614	18,909

Operating income (loss)	1,805	572	2,060	(1,418)

Non-operating income	—	4	—	14
Interest expense	—	(3)	—	(11)

Income (loss) before income taxes	1,805	573	2,060	(1,415)

Income tax expense (benefit)	11	(14)	27	5

Net income (loss)	$1,794	$587	$2,033	$(1,420)

Per common share:
Basic income (loss)	$0.36	$0.12	$0.41	$(0.28)
Diluted income (loss)	$0.36	$0.12	$0.41	$(0.28)

Weighted-average shares outstanding:
Basic	5,015	4,986	5,008	4,986
Diluted	5,024	4,988	5,018	4,986

Analysts International Corporation

Condensed Consolidated Balance Sheets

(unaudited)

	October 1,	January 1,
(In thousands)	2011	2011

ASSETS
Current assets:
Cash and cash equivalents	$5,787	$4,328
Accounts receivable, less allowance for doubtful accounts	19,426	17,425
Other current assets	392	643
Total current assets	25,605	22,396

Property and equipment, net	1,494	784
Other assets, net	475	432
Total assets	$27,574	$23,612

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,616	$4,261
Salaries and benefits	3,697	2,189
Deferred revenue	379	359
Deferred compensation	138	181
Restructuring accrual	654	339
Other current liabilities	744	694
Total current liabilities	10,228	8,023

Non-current liabilities:
Deferred compensation	391	901
Restructuring accrual	34	167
Other long-term liabilities	—	52

Shareholders’ equity	16,921	14,469
Total liabilities and shareholders’ equity	$27,574	$23,612

Analysts International Corporation

Reconciliation of non-GAAP Financial Measures

(unaudited)

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
(In thousands)	2011	2010	2011	2010

Net income (loss) as reported	$1,794	$587	$2,033	$(1,420)
Plus:
Restructuring costs and other severance related costs	23	(482)	769	(300)
Loss on asset sales	—	—	—	48

Income (loss) before other reconciling items	1,817	105	2,802	(1,672)

Share based compensation expense	95	(64)	419	(33)
Depreciation expense	118	210	464	677
Net interest and non-operating income	—	(1)	—	(3)
Income tax expense (benefit)	11	(14)	27	5

Adjusted EBITDA	$2,041	$236	$3,712	$(1,026)

* Non-GAAP Financial Information

In evaluating the Company’s business, the Company’s management considers and uses Adjusted EBITDA as a supplemental measure of operating performance. Adjusted EBITDA refers to a financial measure that the Company defines as net income (loss) excluding interest, taxes, depreciation, amortization, share-based compensation, special charges and other gains and losses that are not related to the Company’s operations. This measure is an essential component of the Company’s internal planning process because it facilitates period-to-period comparisons of the Company’s operating performance by eliminating potential differences in net income (loss) caused by the existence and timing of certain non-cash items, special charges and other gains and losses. This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure.